UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 19, 2007

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 19, 2007, Cheryl E. Olson tendered her resignation from the Board of Directors (the “Board”) of Downey Financial Corp. (the “Company”), effective December 31, 2007. Mrs. Olson currently serves as a Class 2 director, Vice Chairman of the Board and member of the Company’s Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. The Board has appointed director Daniel D. Rosenthal as Vice Chairman of the Board, effective December 31, 2007. A copy of the Company’s press release announcing Mrs. Olson’s resignation and Mr. Rosenthal’s appointment is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

    Pursuant to the Company’s certificate of incorporation and bylaws, the Board is divided into three classes of directors that serve staggered 3-year terms. The Company’s certificate of incorporation and bylaws require that the number of directorships be apportioned among all the three classes so that the classes are as nearly equal in number as possible. Consistent with this requirement, the Board determined to, upon the effectiveness of Mrs. Olson’s resignation as a Class 2 director, move director Brent McQuarrie from Class 3 to Class 2 so that the Board consists of as close to an equal number of directors in each class as is practical. This adjustment was achieved through the resignation of Mr. McQuarrie as a Class 3 director, effective December 31, 2007, followed by his immediate appointment, effective December 31, 2007, by the Board as a Class 2 director. In addition, pursuant to authority granted by the Company’s bylaws the Board adopted a resolution, effective December 31, 2007, to reduce the total number of directors comprising the full Board from eleven (11) to ten (10).

    Upon the effectiveness of the foregoing reduction in the size of the Board, the resignation of Mrs. Olson and the resignation and reappointment of Mr. McQuarrie, each as discussed above, the membership on the Company’s Board and the three classes of directors will be as follows: Class1 directors - Gary W. Brummett, Gerald E. Finnell, Maurice L. McAlister and Daniel D. Rosenthal; Class 2 directors - Michael B. Abrahams, Mr. McQuarrie and Lester C. Smull; and Class 3 directors - Michael D. Bozarth, James H. Hunter and Jane Wolfe. Class 1, 2 and 3 directors will continue to hold office until the Company’s 2008, 2009 and 2010 Annual Meetings of Stockholders, respectively, and until their respective successors are duly elected and qualified.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    On December 19, 2007, the Board approved an amendment and restatement (the “Amendment”) of the Company’s bylaws, effective as of the same date. The Amendment was adopted by the Board to modify certain provisions of Section 3.5 of the Company’s bylaws to conform such provisions to existing, comparable provisions contained in the Company’s certificate of incorporation. Pursuant to the Amendment, and consistent with provisions contained in the Company’s certificate of incorporation, any director elected by the Board to fill a vacancy or newly created directorship on the Board in accordance with such Section 3.5 shall hold office for the remainder of the full term in which the directorship was created or the vacancy occurred and until such director’s successor is elected and qualified or until such director’s death, resignation or removal, whichever comes first.

    This description of the Amendment is qualified in its entirety by reference to the Company’s amended and restated bylaws, which are attached as Exhibit 3.1 to this Form 8-K, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

3.1  Amendment to Section 3.5 of Bylaws of Downey Financial Corp.

99.1  Press Release Dated December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: December 20, 2007	By /s/ Thomas E. Prince Thomas E. Prince Chief Operating Officer

EXHIBIT NUMBER	DESCRIPTION
3.1	Amendment to Section 3.5 of Bylaws of Downey Financial Corp.
99.1	Press Release dated December 20, 2007